UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2021

_____________________

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3851 West Hamlin Road

Rochester Hills, Michigan 48309

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.0001 per share	INFU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

2021 Credit Facility

On February 5, 2021, InfuSystem Holdings, Inc (the "Company") together with its direct and indirect subsidiaries, entered into a Credit Agreement (the “2021 Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”), sole bookrunner and sole lead arranger, and the lenders party thereto. The borrowers under the 2021 Credit Agreement are the Company, InfuSystem Holdings USA, Inc. (“Holdings”), InfuSystem, Inc. (“InfuSystem”), First Biomedical, Inc. (“FBI”), and IFC LLC (“IFC” and, collectively with the Company, Holdings, InfuSystem and FBI, the “Borrowers”).

The 2021 Credit Agreement provides for a revolving credit facility (the “Revolving Facility”) of $75 million, maturing on February 5, 2026. The Revolving Facility may be increased by $25 million, subject to certain conditions, including the consent of the Agent and obtaining necessary commitments. The lenders under the 2021 Credit Facility may issue up to $7 million in letters of credit subject to the satisfaction of certain conditions. On February 5, 2021, the Borrowers made an initial borrowing of $30 million under the Revolving Facility. Proceeds from the loan, along with approximately $8.2 million in cash, were used to repay all amounts due under the Company’s existing credit facility dated March 23, 2015 (the “2015 Credit Agreement”).

Amounts outstanding under the Revolving Facility bear interest at a variable rate equal to, at the Company's election, a LIBO Rate for Eurodollar loans or an Alternate Base Rate for ABR loans, as defined by the 2021 Credit Agreement, plus a spread that will vary depending upon the Company's leverage ratio. The spread ranges from 2.00% to 3.00% for Eurodollar Loans and 1.00% to 2.00% for base rate loans. The initial spread under the 2021 Credit Agreement is 2.00% for Eurodollar loans and 1.00% for ABR loans.

The 2021 Credit Agreement has customary representations and warranties, and the ability to borrow under the facility is subject to ongoing compliance with a number of customary affirmative and negative covenants, including limitations on indebtedness, liens, mergers, acquisitions, investments, asset sales, affiliate transactions and restricted payments, as well as financial covenants, including the following:

●

a minimum fixed charge coverage ratio (defined as the ratio of consolidated EBITDA (as defined in the 2021 Credit Agreement) less 50% of depreciation expense), to consolidated fixed charges (as defined in the 2021 Credit Agreement)) for the prior four most recently ended calendar quarters of 1.20 to 1.00;

●	a maximum leverage ratio (defined as total indebtedness to EBITDA for the prior four most recently ended calendar quarters) of 3.50 to 1.00.

The 2021 Credit Agreement includes customary events of default, and the occurrence of an event of default will permit the lenders to terminate commitments to lend under the Revolving Facility and accelerate payment of all amounts outstanding thereunder.

A copy of the 2021 Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.1.

Pledge and Security Agreement

Simultaneous with the execution of the 2021 Credit Agreement, the Company entered into a Pledge and Security Agreement to secure repayment of the obligations of the Borrowers. Under the Pledge and Security Agreement, each Borrower has granted to the Agent, for the benefit of various secured parties, a first priority security interest in substantially all of the personal property assets of each of the Borrowers, including the shares of each of Holdings, InfuSystem and FBI and the equity interests of IFC.

A copy of the Pledge and Security Agreement is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference. The summary set forth above is qualified in its entirety by reference to Exhibit 10.2.

Item 1.02 Termination of a Material Definitive Agreement.

On February 5, 2020, in connection with the execution and closing of the 2021 Credit Agreement, the Company, along with its wholly owned subsidiaries as borrowers, terminated the 2015 Credit Agreement. All outstanding loans under the 2015 Credit Agreement have been repaid and all liens under the 2015 Credit Agreement have been released, except that a letter of credit originally issued under the 2015 Credit Agreement in the amount of approximately $0.8 million was transferred to the 2021 Credit Agreement. In connection with the termination of the 2015 Credit Agreement, the Company wrote off deferred financing costs of less than $0.1 million.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 11, 2021, the Company issued a press release announcing the 2021 Credit Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 — “Regulation FD Disclosure” of this Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1

Credit Agreement dated as of February 5, 2021 among InfuSystem Holdings, Inc., InfuSystem Holdings USA, Inc., InfuSystem, Inc., First Biomedical, Inc., IFC LLC, the other Loan Parties thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

10.2

Pledge and Security Agreement entered into as of February 5, 2021 by and among InfuSystem Holdings, Inc., InfuSystem Holdings USA, Inc., InfuSystem, Inc., First Biomedical, Inc. and IFC LLC, and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the lenders party to the Credit Agreement.

99.1	Press Release issued by InfuSystem Holdings, Inc. on February 11, 2021

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Barry G. Steele
Barry G. Steele
Executive Vice President and
Chief Financial Officer

Dated: February 11, 2021